Exhibit 99.1

FlexShopper, Inc. Reports 2021 Fourth Quarter and Year End Financial Results

FY 2021 Net Revenues Up 22.9% to $125.4 million; Net Income of $3.3 million

BOCA RATON, Fla., March 30, 2022 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter and fiscal year ended December 31, 2021, highlighted by increase in revenue and net income.

Results for Quarter Ended December 31, 2021 vs. Quarter Ended December 31, 2020:

●	Total net revenues and fees increased 10.5% to $31.1 million from $28.1 million

●	Originated 51,071 gross leases, down 28.4% from 71,350; average origination value increased by 13.6% to $527

●	Net income of $633 thousand compared with net loss of $(419) thousand

●	Net income attributable to common stockholders of $23 thousand, or $0.00 per diluted share, compared to net loss of $(1.0) million, or $(0.05) per diluted share

●	Gross profit increased 10.3% to $12.2 million from $11.1 million

●	Adjusted EBITDA[1] decreased to $2.0 million compared to $2.6 million

Results for Twelve Months Ended December 31, 2021 vs. Twelve Months Ended December 31, 2020:

●	Total net revenues and fees increased 22.9% to $125.4 million from $102.1 million

●	Originated 159,217 gross leases, down 15.5% from 188,468; average origination value increased by 12.0% to $524

●	Net income of $3.3 million compared with net loss of $(340) thousand

●	Net income attributable to common stockholders of $0.8 million, or $0.04 per diluted share, compared to $(3.5) million, or $(0.17) per diluted share in the prior year.

●	Gross profit increased 30.8% to $46.2 million from $35.4 million

●	Adjusted EBITDA[1] improved to $11.4 million from $8.7 million

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Fourth Quarter 2021 Highlights and Recent Developments

●	Retail partner rollouts resuming as pandemic impacts recede. FlexShopper currently expects to add over 500 partner store locations during the first half of the year as new and existing pilot programs expand.

●	Expanded borrowing capacity provides capital to support expected growth. The Company recently announced an expansion of its credit facility from $52 million to $82.5 million. The additional capacity is expected to support continued growth of the business.

●	Company expects Adjusted EBITDA growth rate to continue or accelerate. FlexShopper expects demand for alternative finance solutions among subprime customers to continue normalizing in 2022 and, as a result, expects 2022 Adjusted EBITDA to grow at or above the rate in 2021.

Rich House, CEO, stated, “2021 was a challenging year across our industry as subprime consumers benefitted from a range of government stimulus programs which, in turn, reduced their demand for alternative financing products and solutions. This negatively impacted our new lease originations for the full year. Despite the headwind for much of the year, we were able to grow our bottom line. For the year, we reported net income of $0.8 million after accounting for non-cash preferred dividend accrual, compared with a loss of $3.5 million in the prior year, with Adjusted EBITDA growing 31% to $11.4 million. Importantly, we achieved this improved profitability without compromising our underwriting. Across our industry we saw many participants do the opposite to maintain volume in the face of reduced demand for alternative financing solutions resulting from massive government stimulus. Those competitors now appear to be reversing course, which is a positive for FlexShopper.”

Mr. House continued, “As the recent COVID surge has receded, we have seen our industry steadily returning to normal. Notably, we have seen existing and new retail partners eager to resume rolling out our lease to own solution. We currently expect to add over 500 stores over the first half of the year, consisting of new pilot programs and other full roll outs. We have also recently introduced a consumer lending product to further support our retail partners. Lease to own contracts are limited to durable goods, leaving a gap for our tire store partners when subprime customers need service work such as wheel alignments. Our new lending product addresses this need, providing a value-added solution for our partners and their customers. Initial interest in this product has been positive and we expect to see continued growth through the year, eventually creating a material impact on our financial results.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date: Thursday, March 31, 2022

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-3944

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://themediaframe.com/mediaframe/webcast.html?webcastid=5vm0GSlj. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Lease revenues and fees, net	29,479,017	26,950,434	118,355,184	96,939,767
Lease merchandise sold	1,614,581	1,191,139	7,071,572	5,144,747
Total revenues	31,093,598	28,141,573	125,426,756	102,084,514

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	17,614,938	16,326,208	73,616,293	63,308,210

Cost of lease merchandise sold	1,261,369	739,281	5,561,593	3,424,880
Marketing	3,557,825	2,260,152	9,129,062	5,880,063
Salaries and benefits	3,160,020	3,116,073	11,489,208	10,440,693
Operating expenses	4,611,743	4,367,210	18,265,781	14,404,953
Total costs and expenses	30,205,895	26,808,924	118,061,937	97,458,799

Operating income	887,703	1,332,649	7,364,819	4,625,715

Gain on extinguishment of debt	-	-	1,931,825	-
Interest expense including amortization of debt issuance costs	(1,383,546)	1,088,478	(5,238,560)	(4,302,561)
Income/(loss) before income taxes	(495,843)	244,171	4,058,084	323,154
Provision for income taxes	1,129,163	(663,050)	(785,310)	(663,050)
Net income/(loss)	633,320	(418,879)	3,272,774	(339,896)

Deemed dividend from exchange offer of warrants	-	-	-	713,212
Dividends on Series 2 Convertible Preferred Shares	609,777	609,771	2,439,099	2,438,988
Net income/(loss) attributable to common shareholders	$23,543	$(1,028,650)	$833,675	$(3,492,096)

Basic and diluted income/(loss) per common share:
Basic	$-	$(0.05)	$0.04	$(0.17)
Diluted	$-	$(0.05)	$0.04	$(0.17)

WEIGHTED AVERAGE COMMON SHARES:
Basic	20,712,772	21,359,912	21,387,960	20,995,349
Diluted	22,455,815	21,359,912	23,227,964	20,995,349

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$5,094,642	$8,541,232
Accounts receivable, net	29,898,991	10,032,714
Prepaid expenses	957,527	869,081
Lease merchandise, net	40,942,112	42,822,340
Total current assets	76,893,272	62,265,367

PROPERTY AND EQUIPMENT, net	7,841,206	5,911,696

OTHER ASSETS, net	77,578	72,316
Total assets	$84,812,056	$68,249,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,982,180	$7,907,619
Accrued payroll and related taxes	391,078	352,102
Current portion of promissory notes to related parties, net of $1,247 at 2021 and $8,276 at 2020 of unamortized issuance costs, including accrued interest	1,053,088	4,815,546
Current portion of promissory note – Paycheck Protection Program	-	1,184,952
Accrued expenses	2,987,646	2,646,800
Lease liability - current portion	172,732	160,726
Total current liabilities	12,586,724	17,067,745

Loan payable under credit agreement to beneficial shareholder, net of $1,274 at 2021 and $61,617 at 2020 of unamortized issuance costs and current portion	50,061,924	37,134,009
Promissory notes to related parties, net of current portion	3,750,000	-
Promissory note – Paycheck Protection Program, net of current portion	-	741,787
Accrued payroll and related taxes net of current portion	-	204,437
Deferred income tax liability	495,166	-
Lease liabilities less current portion	1,774,623	1,947,355
Total liabilities	68,668,437	57,095,333

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,442,278 shares at 2021 and 21,359,945 shares at 2020	2,144	2,136
Additional paid in capital	38,560,117	36,843,326
Accumulated deficit	(45,222,302)	(48,495,076)
Total stockholders’ equity	16,143,619	11,154,046
	$84,812,056	$68,249,379

 FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$3,272,774	$(339,896)
Adjustments to reconcile net income/ (loss) to net cash used in operating activities:
Depreciation and impairment of lease merchandise	73,616,293	63,308,210
Other depreciation and amortization	2,871,541	2,577,084
Amortization of debt issuance cost	220,816	305,797
Compensation expense related to issuance of stock options and warrants	1,648,627	1,388,755
Provision for doubtful accounts	40,489,540	31,930,714
Interest in kind added to promissory notes balance	9,460	13,388
Write off of capitalized software costs	4,361	-
Deferred income tax	495,166	-
Gain on debt extinguishment	(1,931,825)	-
Changes in operating assets and liabilities:
Accounts receivable	(60,355,817)	(33,691,096)
Prepaid expenses and other	(87,394)	(195,104)
Lease merchandise	(71,736,065)	(75,067,446)
Security deposits	(8,338)	2,943
Accounts payable	74,561	3,339,730
Lease liabilities	(5,811)	198,528
Accrued payroll and related taxes	(165,461)	43,271
Accrued expenses	331,541	1,283,372
Net cash used in operating activities	(11,256,031)	(5,207,547)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(4,949,544)	(3,098,194)
Net cash used in investing activities	(4,949,544)	(3,098,194)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	19,850,000	15,033,000
Repayment of loan payable under credit agreement	(6,575,000)	(7,023,250)
Proceeds from promissory notes- Paycheck Protection Program, net of fees	-	1,914,100
Principal payment under finance lease obligation	(7,707)	(6,664)
Proceeds from exercise of warrants	-	131,250
Proceeds from exercise of stock options	68,172	5,662
Repayment of installment loan	(11,207)	(11,207)
Debt issuance related costs	(565,273)	(64,390)
Net cash provided by financing activities	12,758,985	9,978,501

(DECREASE)/ INCREASE IN CASH	(3,446,590)	1,672,760

CASH, beginning of period	8,541,232	6,868,472

CASH, end of period	$5,094,642	$8,541,232

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and twelve months ended December 31, 2021 and 2020 were as follows:

	Three months ended
	December 31,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	633,320	(418,879)	1,052,199	251.2
Provision for income taxes	(1,129,163)	663,050	(1,792,213)	(270.3)
Amortization of debt costs	43,169	71,514	(28,345)	(39.6)
Other amortization and depreciation	867,497	615,881	251,616	40.9
Interest expense, excluding amortization of debt costs	1,340,377	1,016,964	323,413	31.8
Stock compensation	230,927	188,020	42,907	22.8
Product/infrastructure expense	-	17,457	(17,457)	-
Executive separation agreement	-	396,090	(396,090)	-
Adjusted EBITDA	$1,986,127	$2,550,097	$(563,970)	(22.1)

	Twelve months ended
	December 31,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	3,272,774	(339,896)	3,612,670	1,062.9
Provision for income taxes	785,310	663,050	122,260	18.4
Amortization of debt costs	220,816	305,797	(84,981)	(27.8)
Other amortization and depreciation	2,875,902	2,271,287	604,615	26.6
Interest expense	5,017,744	3,996,764	1,020,980	25.5
Stock compensation	1,125,819	981,261	144,558	14.7
Product/infrastructure expense	10,000	299,287	(289,287)	(96.7)
Warrants compensation-consulting agreement	-	139,480	(139,480)	-
Executive separation agreement	-	396,090	(396,090)	-
Gain on debt extinguishment	(1,931,825)	-	(1,931,825)	-
Adjusted EBITDA	$11,376,540	$8,713,120	$2,663,420	30.6

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.